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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
H.F. Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O.  BOX  5000

SIOUX  FALLS,  SOUTH  DAKOTA    57117-5000

PHONE  (605)  333-7556  *  FAX  (605) 333-7621

October 15, 2002

Dear Fellow Stockholder:

        On behalf of the Board of Directors of HF Financial Corp., I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 20, 2002, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

        Stockholders are being asked to vote upon the election of three directors of the Corporation, to ratify the adoption of the Corporation's 2002 Stock Option and Incentive Plan, and to ratify the appointment of McGladrey & Pullen, LLP, as auditors for the Corporation. Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director, FOR the ratification of the adoption of the Corporation's 2002 Stock Option and Incentive Plan and FOR the ratification of McGladrey & Pullen, LLP.

        I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. The Notice of Annual Meeting, the Proxy Statement for the meeting and the form of proxy are first being mailed to stockholders of the Corporation on or about October 15, 2002.

        Thank you for your attention to this important matter.

Very truly yours,

CURTIS L. HAGE Chairman, President and Chief Executive Officer

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 20, 2002

        Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 20, 2002, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

        A proxy card and the Proxy Statement for the meeting are enclosed along with the Corporation's Summary Annual Report and Annual Report on Form 10-K for the fiscal year ending June 30, 2002. The meeting is for the purpose of considering and acting upon:

  1.
  The election of three directors of the Corporation;

  2.
  The ratification of the adoption of the Corporation's 2002 Stock Option and Incentive Plan;

  3.
  The ratification of the appointment of McGladrey & Pullen, LLP, as auditors of the Corporation for the fiscal year ending June 30, 2003; and

such other matters as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on September 30, 2002, are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

        A complete list of stockholders entitled to vote at the meeting is available for examination by any stockholder for any purpose germane to the meeting. Such stockholder list is available for a period of twenty days prior to the meeting and may be examined at any time between 9:00 A.M. and 3:00 P.M. on days that the Corporation is open for business, at the main office of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota.

        You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope. The proxy will not be used if you attend and vote at the meeting in person.

By Order of the Board of Directors,

PAMELA F. RUSSO Secretary

Sioux Falls, South Dakota
October 15, 2002

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104
ANNUAL MEETING OF STOCKHOLDERS
November 20, 2002

Introduction

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Best Western Ramkota Inn, located at 2400 North Louise Avenue, Sioux Falls, South Dakota, on November 20, 2002, at 2:00 p.m., Sioux Falls, South Dakota time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 15, 2002. Certain of the information provided herein relates to Home Federal Bank ("Home Federal" or the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.

        At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of three nominees to the Board of Directors of the Corporation, the ratification of the adoption of the Corporation's 2002 Stock Option and Incentive Plan (the "2002 Stock Option Plan"), the ratification of the appointment of McGladrey & Pullen, LLP, as the Corporation's independent auditors for the fiscal year ending June 30, 2003, and any other matters that may properly come before the meeting or any adjournments or postponements thereof.

        The close of business on September 30, 2002, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments thereof. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting. The total number of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was 3,348,464, which are the only securities of the Corporation entitled to vote at the Meeting. Each stockholder is entitled to one vote on all matters to be voted on at the Meeting for each share of Common Stock held in the stockholder's name as of the Record Date.

Voting Rights and Proxy Information

        All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Ratification of the 2002 Stock Option Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, provided that a majority of the shares entitled to vote on the matter are present in person or by proxy at the Meeting. Ratification of the appointment of McGladrey & Pullen, LLP, as the Corporation's independent auditors for the fiscal year ending June 30, 2002, requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

        If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein, FOR the ratification of the adoption of the 2002 Stock Option Plan and FOR the ratification of the appointment of McGladrey & Pullen, LLP. Proxies marked as abstaining with respect to a proposal have the same effect as votes against the proposal. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting.

        A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Corporation before the voting at the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation before the voting at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Pamela F. Russo, Corporate Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104.

Voting Securities and Principal Holders Thereof

        The following table sets forth certain information regarding ownership of the Common Stock as of September 16, 2002, by (i) each person known to the Corporation to own beneficially more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each officer named in the executive compensation table on page 6 of this Proxy Statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
Jeffrey L. Gendell(1) Tontine Partners, L.P. 31 West 52nd Street, 17th Floor New York, New York 10019	316,550		9.51%
HF Financial Corp. Employee Stock Ownership Plan 225 South Main Avenue Sioux Falls, South Dakota 57104	246,084	(2)	7.39%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(3)	217,550		6.53%
Curtis L. Hage, Chairman, President and Chief Executive Officer and Director	213,417	(4)	6.26%
Gene F. Uher, Former President	19,379	(5)	*
Jack P. Hearst, Executive Vice President and Chief Operations Officer	5,928	(6)	*
Mark S. Sivertson, Senior Vice President and Trust Officer	23,403	(7)	*
Michael H. Zimmerman, Senior Vice President and Senior Retail Lending Officer	20,001	(8)	*

David A. Brown, Senior Vice President / Commercial Banking	5,732	(9)	*
Robert L. Hanson, Director	28,001		*
JoEllen G. Koerner, Director	6,560		*
Jeffrey G. Parker, Director	11,810		*
Wm. G. Pederson, Director	11,810	(10)	*
Steven R. Sershen, Director	1,194		*
Thomas L. Van Wyhe, Director	8,910		*
Directors and executive officers as a group (20 persons)(11)	441,914	(12)	12.68%

*Indicates individual owns less than one percent of outstanding shares of Common Stock.

(1)
The information regarding beneficial ownership by Mr. Jeffrey L. Gendell is as reported in a Form 13F filed with the Securities and Exchange Commission (the "SEC") on June 30, 2002.
(2)
Includes 246,084 shares allocated to the individual accounts of employees, officers and directors, which such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan ("ESOP") trustee, Firstar Bank of Minnesota, N.A., as to the voting of the shares allocated to such participant's account under the ESOP.
(3)
The information regarding beneficial ownership by Dimensional Fund Advisors, Inc. is as reported in a Form 13F filed with the SEC on June 30, 2002.
(4)
Includes 122,202 shares held directly or held by certain members of Mr. Hage's family, which shares Mr. Hage may be deemed to have sole or shared voting and/or investment power. Also includes awards of 78,682 shares subject to options granted to Mr. Hage under the Corporation's 1991 Stock Option and Incentive Plan, as amended (the "1991 Stock Option Plan"), that are currently exercisable or exercisable within 60 days and 12,533 shares allocated to Mr. Hage's account under the ESOP. Excludes 10,878 shares held solely by Mr. Hage's spouse in and over which he disclaims beneficial interest and voting and/or investment power.
(5)
Includes 16,018 shares held directly by Mr. Uher with sole voting and/or investment power. Also includes 3,361 shares allocated to Mr. Uher's account under the ESOP. Mr. Uher's responsibilities as an officer of the Corporation ended on February 26, 2002, and his employment with the Corporation ended on March 29, 2002.
(6)
Includes 2,544 shares held directly by Mr. Hearst with sole voting and/or investment power. Also includes 2,406 shares subject to options granted to Mr. Hearst under the 1991 Stock Option Plan that are currently exercisable or exercisable within 60 days. Also includes 978 shares allocated to Mr. Hearst's account under the ESOP.
(7)
Includes 5,663 shares held directly by Mr. Sivertson with sole voting and/or investment power. Also includes 14,067 shares subject to options granted to Mr. Sivertson under the 1991 Stock Option Plan that are currently exercisable or exercisable within 60 days. Also includes 3,673 shares allocated to Mr. Sivertson's account under the ESOP.
(8)
Includes 3,931 shares held directly by Mr. Zimmerman with sole voting and/or investment power. Also includes 13,135 shares subject to options granted to Mr. Zimmerman under the 1991 Stock Option Plan that are currently exercisable or exercisable within 60 days. Also includes 2,935 shares allocated to Mr. Zimmerman's account under the ESOP.
(9)
Includes 2,059 shares held directly by Mr. Brown with sole voting and/or investment power. Also includes 2,775 shares subject to options granted to Mr. Brown under the 1991 Stock Option Plan that are currently exercisable or exercisable within 60 days. Also includes 898 shares allocated to Mr. Brown's account under the ESOP.
(10)
Includes 500 shares held by Mr. Pederson's spouse which shares he may be deemed to have shared voting and/or investment power.
(11)
Includes 20 executive officers and directors as a group.
(12)
Includes 244,536 shares held directly or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and investment power, as well as 155,092 shares subject to options granted under the 1991 Stock Option Plan that are currently exercisable or exercisable within 60 days and 42,286 shares allocated under the ESOP.

PROPOSAL I—ELECTION OF DIRECTORS

        The Corporation's Board of Directors currently consists of seven members. The Board is divided into three classes, one class of the directors is elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified. All nominees have agreed to stand for election at the annual meeting. If, prior to the annual meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

        Three directors have been nominated for election to the Corporation's Board of Directors at the Meeting to hold office for a term of three years and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy card is intended to be voted for the election of nominees for directors named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The Board of Directors unanimously recommends that stockholders vote "FOR" each of the three nominees identified below.

Information with Respect to Nominees and Continuing Directors

        The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

Information About Nominees

        CURTIS L. HAGE, age 56, a Class III Director, is Chairman, President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Office of Home Federal. Mr. Hage was elected Chairman of the Board of Directors of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Chairman and Chief Executive Officer in 1991. Mr. Hage has served as a director of the Corporation since 1992 and the Bank since 1986.

        JEFFREY G. PARKER, age 55, a Class III Director, is President of Parker Transfer and Storage, Inc., Sioux Falls, South Dakota, a moving and storage company. Mr. Parker also serves as President for U.S. Communications Corporation, a Delaware corporation that builds and operates hybrid fiber optic networks for the delivery of voice, video and data services, and President of CommCorp Network Services, Inc., a telecom engineering firm based in Swartz Creek, Michigan. He has held his current position with Parker Transfer and Storage, Inc. since 1969, his current position with U.S. Communications Corporation since August 2002, and his current position with CommCorp Network Services, Inc. since August 2002. Mr. Parker has served as a director for both the Corporation and the Bank since 1993. Mr. Parker also serves as a director on the advisory board for McLeodUSA Incorporated, a company listed on the NASDAQ SmallCap Market.

        THOMAS L. VAN WYHE, age 52, a Class III Director, is a District Manager, for Trane Company, Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position with them since 1994. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996.

Information About Continuing Directors

        ROBERT L. HANSON, age 56, a Class II Director, is the Chief Executive Officer of Harold's Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992.

        JOELLEN G. KOERNER, Ph.D., age 56, a Class I Director, is Chief Clinical Officer/Vice Chair, Simulis LLC, Houston, Texas, a web-based company providing technical and industrial skills training. She is also the Senior Partner of JoEllen Koerner and Associates, a healthcare consultation company. Prior to joining Simulis LLC in 2001, she served as President of the Global Nursing Academy, Digital mEd, a healthcare service provider, from 1999 through 2001. From 1984 through 1998, she was employed in various capacities with Sioux Valley Hospitals and Health System, Sioux Falls, South Dakota, a health care services provider. She has served as a director of both the Corporation and the Bank since 1997.

        WM. G. PEDERSON, age 46, a Class I Director, is Chairman and Chief Executive Officer of PAM Oil, Inc., Sioux Falls, South Dakota, a wholesale distributor of automotive products. He has held his current position since 1986 and has been with PAM Oil, Inc. since 1978. He has served as a director of both the Corporation and the Bank since 1996.

        STEVEN R. SERSHEN, age 47, a Class II Director, was elected effective as of July 1, 2002, by the Corporation's Board of Directors to fill a vacancy created by the resignation of former Board member Kevin T. Kirby. Mr. Sershen is President of Val-Add Service Corporation, a consulting firm that specializes in services to value added business in the agriculture industry. He has been in the consulting profession since 1997. He holds a Charter Life Underwriter and Chartered Financial Consulting degree from the American College. His prior experience includes positions with CitiGroup, Bank One, Prudential, and New York Life Insurance Company. He is on the Board of Directors of the State Bank Of Sinai, South Dakota, and is the President of Flyer Investment, Inc. Mr. Sershen serves as a director for both the Corporation and the Bank.

        The Board of Directors of the Bank is currently comprised of the same seven members as the Board of Directors of the Corporation. The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank.

Meetings of the Board of Directors, Committees and Compensation of Directors

        Meetings and Compensation of the Corporation's Board of Directors.    The Board of Directors met twelve times and took written action without meeting two times during fiscal 2002. During fiscal 2002, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served. Non-employee directors receive restricted stock in amounts determined in accordance with provisions of the 1996 Director Restricted Stock Plan. In fiscal 2002, non-employee directors received an aggregate of 1,080 shares of restricted Common Stock pursuant to the 1996 Director Restricted Stock Plan. Non-employee directors also receive a meeting fee of $400 for each committee meeting they attend. Employee directors receive no fees or other awards for their service as a director.

        Committees of the Corporation.    The Board of Directors of the Corporation has a standing Audit Committee and a standing Personnel, Compensation and Benefits Committee.

        The Audit Committee reviews the Corporation's annual audited financial statements and the Corporation's quarterly financial results, considers with management and the internal auditors the integrity of the financial reporting processes and controls, recommends independent auditors to the Board, discusses with the independent auditors the results of the audit, and reviews the organizational structure and qualifications of the internal audit department of the Corporation. For fiscal 2002, the members of the Audit Committee were Directors Hanson (Chairman), Hallem and Van Wyhe, all of whom were independent as that term is defined in the NASDAQ Marketplace Rules. Mr. Hallem retired effective June 30, 2002, and Mr. Sershen was appointed to fill the vacancy on the Audit Committee. The Audit Committee held four meetings in fiscal 2002.

        For fiscal 2002, the members of the Personnel, Compensation and Benefits Committee were Directors Koerner (Chair), Parker, Pederson and Hallem. Mr. Hallem retired effective June 30, 2002, and Mr. Sershen was appointed to fill the vacancy on the Personnel, Compensation and Benefits Committee. The Personnel, Compensation and Benefits Committee is responsible for administering the Corporation's equity compensation plans and reviewing compensation and benefits matters. The Personnel,

Compensation and Benefits Committee held two meetings and took written action without meeting one time during fiscal 2002.

        The entire Board of Directors acts as a Nominating Committee for selecting nominees for election as directors. While the Board of Directors of the Corporation will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Corporation's current Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Corporation at least 30 days before the date of the Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation paid by Home Federal, the primary operating entity of the Corporation, for services in all capacities rendered during the three fiscal years ended June 30, 2002, 2001 and 2000 to its Chairman and Chief Executive Officer, Former President, Executive Vice President and Chief Operations Officer, Senior Vice President and Trust Officer, Senior Vice President and Senior Retail Lending Officer and Senior Vice President/Commercial Banking. The officers of the Corporation do not receive any cash compensation from the Corporation for their services performed in their capacities as officers of the Corporation.

Annual Compensation										Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compensation ($)			Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Curtis L. Hage, Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	240,987 226,914 218,927		$ $ $	11,733 61,338 60,884	$ $ $	297 2,167 899	(1) (1) (1)	3,404 -0- -0-	10,211 17,514 -0-	$ $ $	18,192 15,613 9,232	(2) (2) (2)
Gene F. Uher Former President(4)	2002 2001 2000	$ $ $	148,000 148,000 148,000	(3)	$ $ $	1,465 38,702 41,159	$ $ $	842 1,204 554	(4) (4) (4)	2,220 -0- -0-	6,660 11,840 -0-	$ $ $	12,167 9,676 8,495	(5) (5) (5)
Jack P. Hearst Executive Vice President, Chief Operations Officer	2002 2001 2000	$ $ $	129,000 104,312 94,400		$ $ $	6,005 12,403 1,916	$ $ $	-0- -0- -0-		714 -0- -0-	2,800 2,517 -0-	$ $ $	10,303 6,014 6,060	(6) (6) (6)
Mark S. Sivertson Senior Vice President and Trust Officer	2002 2001 2000	$ $ $	111,048 106,600 102,000		$ $ $	4,999 17,973 23,256	$ $ $	-0- -0- -0-		1,066 -0- -0-	3,198 5,440 -0-	$ $ $	13,880 7,186 5,835	(7) (7) (7)
Michael H. Zimmerman Senior Vice President and Senior Retail Lending Officer	2002 2001 2000	$ $ $	106,000 102,700 99,050		$ $ $	5,692 17,100 18,136	$ $ $	-0- -0- -0-		1,027 -0- -0-	3,081 5,282 -0-	$ $ $	9,554 6,889 5,589	(8) (8) (8)
David A. Brown Senior Vice President / Commercial Banking	2002 2001 2000	$ $ $	104,053 97,553 61,567		$ $ $	4,394 15,879 12,849	$ $ $	-0- -0- -0-		975 -0- -0-	2,926 3,283 -0-	$ $ $	9,612 6,575 4,753	(9) (9) (9)

(1)
Represents preferential interest earnings on behalf of Mr. Hage related to the Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate.
(2)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Hage in 2002, 2001, and 2000, respectively, of $9,334, $7,414, and $6,722, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Hage in 2002, 2001, and 2000, respectively, of $169, $2,262, and $2,510, respectively. Includes a payment by the Bank of $8,689 in 2002 for the purchase of accrued personal time off ("PTO") hours. Includes a contribution to the Excess Pension Plan by the Corporation on behalf of Mr. Hage in 2001 of $5,937.

(3)
Mr. Uher's responsibilities as an officer of the Corporation ended on February 26, 2002, and his employment with the Corporation ended on March 29, 2002. Includes $111,000 paid to Mr. Uher for services rendered in his capacity as President. Also includes $37,000 paid to Mr. Uher under the Confidential Separation Agreement between Mr. Uher and the Bank.
(4)
Represents preferential interest earnings on behalf of Mr. Uher related to the Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate.
(5)
Includes $12,167, which represents a payment by the Bank to Mr. Uher, for accrued PTO hours existing on March 29, 2002. Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Uher in 2001 and 2000, respectively, of $7,414 and $6,082, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Uher in 2001 and 2000, respectively, of $2,262 and $2,413, respectively.
(6)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Hearst in 2002, 2001, and 2000, respectively, of $6,777, $4,608, and $4,339, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Hearst in 2002, 2001, and 2000, respectively, of $144, $1,406, and $1,721, respectively. Includes a payment by the Bank of $3,382 in 2002 for the purchase of accrued PTO hours.
(7)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Sivertson in 2002, 2001, and 2000, respectively, of $6,380, $5,506, and $4,178, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Sivertson in 2002, 2001, and 2000, respectively, of $136, $1,680, and $1,657, respectively. Includes a payment by the Bank of $7,364 in 2002 for the purchase of accrued PTO hours.
(8)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Zimmerman in 2002, 2001, and 2000, respectively, of $5,984, $5,279, and $4,002, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Zimmerman in 2002, 2001, and 2000, respectively, of $127, $1,610, and $1,587, respectively. Includes a payment by the Bank of $3,443 in 2002 for the purchase of accrued PTO hours.
(9)
Includes contributions by the Corporation to the Pension Plan on behalf of Mr. Brown in 2002, 2001, and 2000, respectively, of $5,740, $5,038, and $3,403, respectively. Includes contributions by the Corporation to the ESOP on behalf of Mr. Brown in 2002, 2001, and 2000, respectively, of $122, $1,537, and $1,350, respectively. Includes a payment by the Bank of $3,750 in 2002 for the purchase of accrued PTO hours.

Stock Option Grants in Last Fiscal Year

        The following table provides information on stock option grants for fiscal year ended June 30, 2002, to the named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percent of Total Options/SARs Granted to Employees in Fiscal Year(2)
	Number of Shares Underlying Options/SARs Granted (#)(1)
			Grants Exercise Price Per Share
Name				Expiration Date
					5%	10%
Curtis L. Hage	10,211	16.69%	$12.50	09/11/11	$80,270	$203,421
Gene F. Uher(4)	6,660	10.89%	$12.50	09/11/11(4)	$52,355	$132,679
Jack P. Hearst	2,800	4.58%	$12.50	09/11/11	$22,011	$55,781
Mark S. Sivertson	3,198	5.23%	$12.50	09/11/11	$25,140	$63,710
Michael H. Zimmerman	3,081	5.04%	$12.50	09/11/11	$24,220	$61,379
David A. Brown	2,926	4.78%	$12.50	09/11/11	$23,002	$58,291

(1)
Such options are subject to a three-year vesting schedule with 33 1/3% of the grants vesting each year beginning June 30, 2002. Such options are also subject to performance vesting whereby 25% of the prior fiscal year's award is immediately vested if certain performance criteria are met.
(2)
The Corporation granted options representing 61,163 shares to employees in fiscal 2002.
(3)
These amounts are based on the assumed rates of appreciation as permitted by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock.
(4)
As previously stated, Mr. Uher's employment with the Corporation ended on March 29, 2002. None of the options included in this table had vested as of that date and all such options were forfeited.

Stock Option Exercises in Last Fiscal Year

        The following table provides information regarding the number and value of options granted to the named executive officers at June 30, 2002.

							Value of Unexercised In-the-Money Options/SARs at FY-End(1)
			Number of Unexercised Options/SARs at FY-End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable		Unexercisable		Exercisable		Unexercisable
Curtis L. Hage	52,886	$466,780	76,980		20,667		$166,689		$32,736
Gene F. Uher	2,368	$7,637	19,752	(2)	20,686	(3)	$0	(4)	$27,516	(5)
Jack P. Hearst	N/A	N/A	1,938		1,511		$3,134		$4,707
Mark S. Sivertson	N/A	N/A	12,468		4,148		$12,678		$10,167
Michael H. Zimmerman	N/A	N/A	12,622		6,122		$11,709		$9,875
David A. Brown	N/A	N/A	2,775		3,434		$4,087		$6,140

(1)
Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the closing price of $12.49 per share of the Common Stock as reported on the NASDAQ National Market System on June 30, 2002.

(2)
Represents options that had vested and were exercisable on March 29, 2002, the date Mr. Uher's employment with the Corporation ended, that had not been exercised as of 90 days following March 29, 2002. Mr. Uher did not exercise such options and all such options were subsequently forfeited.

(3)
Represents options awarded to Mr. Uher that had not vested as of March 29, 2002. All such unvested options were forfeited as of March 29, 2002.

(4)
Represents the value of the unexercised, in-the-money options that had vested as of March 29, 2002, that had not been exercised as of 90 days following March 29, 2002. Mr. Uher did not exercise such options and all such options were subsequently forfeited.

(5)
Represents the value of the unvested, unexercisable, in-the-money options at March 29, 2002. All such unvested options were forfeited as of March 29, 2002.

Employment Agreements

        On April 23, 1992, the Bank entered into an employment agreement with Mr. Hage. The employment agreement, as amended to date, provides for an annual base salary as determined by the Board of Directors, which may be not less than the salary for the prior year. The employment agreement provides for annually-renewable one year terms. Mr. Hage may terminate his employment agreement upon 90 days' prior written notice to the Bank. In the event there is a change in control of the Corporation or Home Federal, and Mr. Hage's employment terminates involuntarily (or, under certain circumstances, voluntarily) in connection with such change in control or within 24 months thereafter, Mr. Hage is entitled to a payment equal to the remaining salary payable under his employment agreement, plus a termination payment equal to 299% of his then-current compensation. Assuming a change in control took place as of June 30, 2002, the aggregate amount payable to Mr. Hage pursuant to this change in control provision would be approximately $777,683. The employment agreement contains other standard provisions and provides for standard benefits applicable to executive personnel. On December 12, 2001, the Board of Directors extended the term of Mr. Hage's employment agreement until April 7, 2005.

        On March 3, 1997, the Bank entered into an employment agreement and a change of control agreement with Mr. Uher. Each of these agreements were terminated during fiscal 2002. The employment agreement provided for, among other things, an annual base salary as determined by the Board of Directors and participation in the bonus and benefit plans of the Bank. The change of control agreement provided for certain payments to Mr. Uher in the event of an involuntary termination of employment in connection with a change in control of the Corporation or the Bank, or in the event of a voluntary termination of employment due to a loss of the Mr. Uher's status in connection with a change in control.

Such payments would have included the remaining salary payable under his employment agreement and a termination payment equal to 299% of his then-current compensation, as well as the continuation of certain benefits.

        On March 1, 2002, the Bank entered into a Confidential Separation Agreement with Mr. Uher. This agreement provides the terms and conditions under which the Bank and Mr. Uher would end their employment relationship. Specifically, this agreement states that Mr. Uher's responsibilities as an officer of the Corporation ended February 26, 2002, and his employment with the Corporation ended March 29, 2002. This agreement further states that Mr. Uher will receive his current base salary through April 8, 2003, that he may continue health coverage under the Corporation's group health plan through April 30, 2002 and that he will be 100% vested in the HF Financial Corp. Pension Plan and the HF Financial Corp. Retirement Savings Plan as of June 30, 2002.

        On April 8, 1998, the Bank entered into employment agreements with Messrs. Sivertson and Zimmermann, and on April 8, 2000, the Bank entered into an employment agreement with Mr. Brown. Each of these agreements is for an initial term of three years. Following such initial term, each of these agreements are extended for a period of one year unless at least three months prior to the expiration of the initial term or any renewal term either the employee or the Corporation gives notice that either he or it intends to terminate such agreement. Each of these agreements provide for, among other things, annual base salaries as determined by the Board of Directors and participation in bonus and benefit plans of the Bank. Each of these agreements provide that either the employee or the Bank may terminate the agreement with or without cause upon one month's written notice.

        On April 8, 1998, the Bank also entered into change in control agreements with Messrs. Sivertson and Zimmerman, and on April 8, 2000, the Bank also entered into a change of control agreement with Mr. Brown. These agreements provide for certain payments to the employee in the event of an involuntary termination of employment in connection with a change in control of the Corporation or the Bank, or in the event of a voluntary termination of employment due to a loss of the employee's status in connection with a change in control. In such an event, the employee will be entitled to payment of the remaining salary payable under his employment agreement and the continuation of certain benefits. In addition, Mr. Zimmermann will receive a termination payment equal to 299% of his then-current compensation, and each of Mr. Sivertson and Mr. Brown will receive a termination payment equal to 150% of their then-current compensation. Assuming a change in control took place as of June 30, 2002, the aggregate amount payable to Messrs. Zimmerman, Sivertson and Brown would have been approximately $333,958, $174,070 and $162,671, respectively.

Pension Plan

        The Corporation sponsors a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete five years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The Pension Plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation's future earnings.

        The following table sets forth, as of June 30, 2002, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous Pension Plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the individual is age 65 as of June 30, 2002, with a specified number of years of service as calculated under the Pension Plan.

	Years of Service
Remuneration	10	20	30	40
$50,000	$5,271	$16,198	$27,775	$39,262
$75,000	$9,046	$26,564	$45,313	$63,776
$100,000	$12,821	$36,930	$62,850	$88,290
$125,000	$16,596	$47,296	$80,387	$112,804
$150,000	$20,371	$57,662	$97,924	$137,318
$150,000	$22,615	$58,121	$98,383	$137,746
$200,000	$23,275	$58,121	$98,383	$137,746

        Compensation includes all taxable compensation paid to the participant, which includes salary, bonus, overtime and commissions. Compensation for 2002 was limited to $200,000 as stated under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code").

        A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the Pension Plan for a minimum of five years. The monthly benefit payable at early retirement is the actuarial equivalent of the participant's accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of: (i) such participant's benefit taking into account all service and compensation through the actual retirement date or (ii) the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date. In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is still entitled to 100% of the participant's accrued normal retirement benefit, provided that the participant is vested.

        The Pension Plan was amended and restated effective July 1, 1999, to convert the benefit formula to a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. The plan was a final average pay plan before this conversion. Each participant's accrued benefit as of July 1, 1999, was converted to a beginning account balance. Each year an employer contribution equal to 6% of the participant's compensation for the plan year is allocated to that participant's account. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.

        The normal retirement benefit is a monthly annuity based on an individual's hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants' spouse consents to a different form of benefit.

        At June 30, 2002, the years of credited service of Mr. Hage was 32 years. Mr. Hage had $200,000 of compensation covered under the Pension Plan during fiscal 2002. Mr. Hage's benefits payable under the Pension Plan upon retirement would be limited, however, because his salary level exceeds the maximum-covered compensation under the Pension Plan.

        At June 30, 2002, the years of credited service of Mr. Hearst was 3 years. Mr. Hearst had approximately $145,202 of compensation covered under the Pension Plan during fiscal 2002.

        At June 30, 2002, the years of credited service of Mr. Sivertson was 7 years. Mr. Sivertson had approximately $136,709 of compensation covered under the Pension Plan during fiscal 2002.

        At June 30, 2002, the years of credited service of Mr. Zimmerman was 6 years. Mr. Zimmerman had approximately $128,210 of compensation covered under the Pension Plan during fiscal 2002.

        At June 30, 2002, the years of credited service of Mr. Brown was 3 years. Mr. Brown had approximately $122,983 of compensation covered under the Pension Plan during fiscal 2002.

        Mr. Uher has been credited with 5 years of service. Mr. Uher had $162,335 of compensation covered under the Pension Plan during fiscal 2002.

Report of the Board Compensation Committee Report on Executive Compensation

        The Personnel, Compensation and Benefits Committee has furnished the following report on executive compensation:

        Since its inception, the Personnel, Compensation and Benefits Committee of the Board of Directors has been responsible for supervising and recommending for full Board approval the compensation and benefits of the executive officers of the Bank. The Committee has reviewed, at least annually, competitive salary levels at other financial institutions and set salary ranges for executive officer positions based on a philosophy of placing the average of the range in relation to the competitive value of the position. From this reference point, the base salaries of executive officers of the Bank have been set to be commensurate with their experience, scope of duties and responsibilities and overall level of performance.

        At present, the executive compensation program is comprised of salary, bonuses, incentive opportunities in the form of stock options, stock appreciation rights and restricted stock, and miscellaneous benefits typically offered to executives of similar type corporations. Along with other eligible employees, executive officers also participate in a defined benefit pension program and a retirement savings plan, which consists of an Employee Stock Ownership Plan and 401(k) Plan.

        The compensation and bonuses for all executive officers, including the Chief Executive Officer, have been based on the performance of the organization. Specific areas that the Personnel, Compensation and Benefits Committee has reviewed to determine the salary increases are return on equity, interest rate risk measurements, capital ratios, delinquency ratios and regulatory ratings. In addition, during fiscal year 2002, in setting the compensation for the Chief Executive Officer, the Personnel, Compensation and Benefits Committee also took into consideration peer group comparisons of compensation for chief executive officers and the contribution of the Chief Executive Officer to the overall performance of the Bank.

        Annual incentive plans for executive officers and the entire staff of the Bank were developed and implemented in fiscal year 2002. Specific goals for the organization were established along with specific goals for individual departments. This program was developed to enhance shareholder value and enable the organization to attract and retain competent management and employees.

        The foregoing report is furnished by Dr. Koerner (Chair) and Messrs. Hallem, Parker and Pederson.

Personnel, Compensation And Benefits Committee Interlocks and Insider Participation

        As stated above, in fiscal 2002 the members of the Personnel, Compensation and Benefits Committee were Dr. Koerner and Messrs. Hallem, Parker and Pederson. No member of the Personnel, Compensation and Benefits Committee was an officer, former officer, or employee of the Corporation or any of its subsidiaries during fiscal 2002 or at any other time, except for Mr. Hallem, who served as an officer of the Bank from 1958 to 1991.

Stockholder Return Performance Presentation

        The following line graph compares the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the NASDAQ U.S. and Foreign Total Return Index and the NASDAQ Bank Stock Index for the last five years.

Certain Transactions

        The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower's residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single-family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied but for the employee-employer relationship.

        Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes-Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of section 22(h) of the Federal Reserve Act. Loans by the Bank to its officers and directors are also subject to the Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of the Bank and federal laws that require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank's Loan Committee and ratified by the Bank's Board of Directors.

        The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of disinterested directors of the Corporation.

        The following table sets forth certain information as to loans made by Home Federal to each of its directors and executive officers whose aggregate indebtedness to Home Federal exceeded $60,000 at any time since June 30, 2001. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

Name and Position	Date of Loan	Type of Loan	Largest Amount Outstanding Since July 1, 2001		Balance As of June 30, 2002		Interest Rate as of Date of Origination		Market Rate at Origination
Robert L. Hanson, Director	5/13/02	Commercial Revolving Line of Credit(1)		$300,000		$300,000	4.750%		4.750%
Jeffrey G. Parker, Director	4/27/01 9/19/01 9/28/01	Commercial Revolving Line of Credit(2) Commercial Real Estate Mortgage(2) Mortgage Loan(3)	$ $ $	47,000 427,015 240,000	$ $	20,000 419,565 -0-	7.500 7.500 6.750	% % %	7.500 7.500 6.750	% % %
William G. Pederson, Director	12/28/01 12/28/01	Commercial Term Loan(4) Commercial Revolving Line of Credit(4)	$ $	780,274 1,101,910		$733,323 -0-	4.750 4.750	% %	4.750 4.750	% %
Thomas L. Van Wyhe, Director	12/27/01	Mortgage Loan(3)		$106,000		-0-	5.875%		5.875%
Curtis L. Hage, Chairman and CEO	4/18/02 10/31/01 12/14/02	Preference Line of Credit Mortgage Loan(3) Mortgage Loan(3)	$ $ $	100,900 179,100 342,000		$41,000 -0- -0-	5.750 6.000 6.750	% % %	5.750 6.000 6.750	% % %
Darrel L. Posegate, Senior Vice President and Chief Financial Officer	4/6/02 2/28/02	Preference Line of Credit Mortgage Loan(3)	$ $	40,000 203,200		$7,918 -0-	5.400 6.750	% %	5.400 6.750	% %
Michael H. Zimmerman, Senior Vice President and Senior Retail Lending Officer	10/27/97 12/3/01 11/14/01	Preference Line of Credit Preference Line of Credit Mortgage Loan(3)	$ $	38,582 -0- 257,500		-0- -0- -0-	9.750 4.000 5.500	% % %	9.750 4.000 5.500	% % %

(1)
Represents a commercial loan to Harold's Photo Centers, Inc., of which Mr. Hanson is the Chief Executive Officer.

(2)
Represents a commercial loan made to Parker Transfer & Storage, of which Mr. Parker is the President.

(3)
Represents personal mortgage loan sold on the secondary market.

(4)
Represents a commercial loan made to HOPI Corporation, dba All-States Automotive, of which Mr. Pederson is the owner.

        At June 30, 2002, Home Federal had approximately $1,628,924 (or 3.36% of the Corporation's stockholders' equity) of loans to directors, executive officers and affiliates of such persons.

Report of the Audit Committee

        The following Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board.

        Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the financial statements for the fiscal year ended June 30, 2002. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants and based upon the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended the Board include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, to be filed with the Securities and Exchange Commission.

        Audit Fees.    McGladrey & Pullen, LLP has billed a total amount of $104,000 for professional services rendered for the audit of the Corporation's various annual financial statements and related attestation services as of June 30, 2002, and the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2002 fiscal year.

        Financial Information Systems Design and Implementation Fees.    McGladrey and Pullen, LLP did not render any professional services to the Corporation for information technology advice during the fiscal year ended June 30, 2002.

        All Other Fees.    McGladrey & Pullen, LLP, and its affiliated company, RSM McGladrey, Inc., have billed a total amount of $62,000 for professional services rendered in connection with other matters requested by the Corporation during the fiscal year ended June 30, 2002.

        The Audit Committee of the Board of the Corporation considers that the provision of the services referenced above to the Corporation is compatible with maintaining independence by McGladrey & Pullen, LLP.

        Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board, and the Board has approved, the selection of the independent public accounting firm of McGladrey & Pullen, LLP to audit the Corporation's consolidated financial statements for the 2003 fiscal year. It is expected that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        If the foregoing recommendation is rejected, or if McGladrey & Pullen, LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Board will appoint other independent accountants whose appointment for any period subsequent to the 2002 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

        The foregoing report is furnished by Messrs. Hanson (Chair), Sershen and Van Wyhe.

PROPOSAL II—RATIFICATION OF THE 2002 STOCK OPTION PLAN

        On September 20, 2002, the Board of Directors adopted and approved the 2002 Stock Option Plan, subject to ratification by the stockholders at the Meeting. The purpose of the 2002 Stock Option Plan is to promote the long-term interests of the Corporation and its stockholders by providing the Corporation with a means for attracting and retaining directors, officers and employees of the Corporation and its subsidiaries. The 2002 Stock Option Plan will be effective retroactively to September 20, 2002, if approved by the stockholders at the Meeting. A summary of the 2002 Stock Option Plan is set forth below. This summary is qualified by and subject to the more complete information set forth in the 2002 Stock Option Plan, a copy of which is attached as Appendix A.

Summary of the 2002 Stock Option Plan

        Administration.    The 2002 Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board of Directors that is comprised of not less than two members, each of whom must be a "non-employee director" within the meaning of Section 16b-3 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Board of Directors has authorized the Personnel, Compensation and Benefits Committee (the "Committee") to administer the 2002 Stock Option Plan.

        Except as otherwise expressly limited by the 2002 Stock Option Plan, the Committee has authority to select officers, directors and employees to receive awards; to grant awards; to determine the number of shares of Common Stock that will be subject to the types of awards generally, as well as to individual awards; to determine the terms and conditions under which awards will be granted; to prescribe the form and terms of the instruments evidencing award grants; to interpret the 2002 Stock Option Plan; and to establish regulations for, and make determinations deemed necessary or advisable for, the administration of the 2002 Stock Option Plan. The Committee may delegate to one or more officers of the Corporation the authority to make grants under the 2002 Stock Option Plan.

        Number of Shares That May be Awarded.    Subject to adjustment in the event of a change in the capitalization of the Corporation, the Committee may grant awards for an aggregate amount of 750,000 shares of Common Stock. No person may receive grants of awards covering more than 50,000 shares in any calendar year. The 2002 Stock Option Plan provides for the use of authorized and unissued shares or treasury shares. If shares of Common Stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited or cancelled, such shares become available for additional award grants.

        Eligibility to Receive Awards.    The Committee may select officers, employees and directors to participate in the 2002 Stock Option Plan who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its subsidiaries. All officers, employees and directors of the Corporation and its subsidiaries, consisting of approximately 363 persons, may be eligible to participate in the 2002 Stock Option Plan.

        Types of Awards.    Awards made under the 2002 Stock Option Plan may include incentive stock options ("ISOs"), non-qualified stock options, stock appreciation rights ("SARs"), limited stock appreciation rights ("Limited SARs"), restricted stock, or any combination of such awards. ISOs and non-qualified stock options are collectively referred to in this Proposal II as "Options." SARs and Limited SARs are collectively referred to in this Proposal II as "Rights."

        ISOs may only be granted to persons, including officers and directors, who are employed by the Corporation or its subsidiaries. ISOs may not be granted more than ten years from the date the 2002 Stock Option Plan is adopted by the Board of Directors and may not be exercisable more than ten years from the date of grant. The exercise price of any ISO may not be less than the market value per share of Common Stock on the date of grant. ISOs may not be transferable, other than by will or the laws of descent and distribution, and may be exercisable during a participant's lifetime only by such participant. No ISO may be granted to any person who, on the date of grant, owns stock comprising more than ten percent of the total combined voting power of all classes of stock of the Corporation or any affiliate unless the exercise price of such ISO is at least 110% of the market value per share of Common Stock at the date of grant and such ISO is not exercisable after the expiration of five years from the date of grant. The aggregate market value, determined as of the time any ISO is granted, of the shares of Common Stock with respect to which ISOs are first exercisable by a participant in any calendar year may not exceed $100,000.

        A SAR is the right to receive cash, Common Stock or a combination of both, based on the increase in the market value of the shares of Common Stock covered by the SAR from the initial date of the specified period for such SAR to the date of exercise. The Company also has the right to grant Limited SARs that are exercisable only in the event of certain tender offers or exchange offers, as described in the 2002 Stock Option Plan.

        Restricted Shares are shares of Common Stock that are issued subject to such terms and conditions, and restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

        General Terms and Conditions of Options and Rights.    The Committee has authority to grant Options and Rights and to provide the terms and conditions of such Options and Rights. Specifically, the Committee may prescribe the following: (i) the exercise price of any Options or Rights, which may not be less than the market value of the Common Stock on the date the Options or Rights are granted; (ii) the number of shares of Common Stock subject to, and the expiration date of, any Options or Rights, which in no event may exceed ten years from the date of grant; (iii) the manner, time and rate, cumulative or otherwise, of exercise of any Options or Rights; and (iv) the restrictions, if any, to be placed on any Options or Rights or the shares of Common Stock that may be issued upon exercise of any Options or Rights. As a condition of granting any Options or Rights, the Committee may require that a participant agree not to exercise one or more previously granted Options or Rights.

        Exercise of Options or Rights.    Options and Rights are exercisable during the lifetime of a participant only by the participant and only if the participant has maintained Continuous Service since the date of grant of the Option or Right. For purposes of the 2002 Stock Option Plan, "Continuous Service" means the absence of any interruption or termination of service as a director, officer or employee of the Corporation, except that when used with respect to persons to whom ISOs have been granted means the absence of any interruption or termination of service as a full-time employee. Service will not be considered to be interrupted in the case of sick leave, military leave and any other leave of absence approved by the Corporation. Payment for shares of Common Stock purchased upon the exercise of an Option or Right may be made in cash or, if permitted by the Committee, by tendering shares of Common Stock already owned by the participant and having a fair market value equal to the exercise price, or a combination of cash and such shares of Common Stock.

        In the event that a participant ceases to maintain Continuous Service, unless the Committee has provided otherwise in the instrument evidencing such participant's Options or Rights, or unless such cessation of Continuous Service is due to death or termination for cause, for a three month period following such cessation of Continuous Service, the participant may exercise his or her Options or Rights to the extent that he or she was entitled to exercise the Options or Rights at the date of cessation of Continuous Service. If the Continuous Service of a participant is terminated for cause, all rights under any Options and Rights expire immediately upon giving notice of such termination to the participant.

        If a participant dies while in Continuous Service or within the three month period discussed above, the person to whom any Options or Rights of the participant are transferred by will or the laws of descent and distribution may exercise any Options or Rights, to the extent that such participant was entitled to exercise such Options or Rights immediately prior to his or her death, at any time within a twelve month period following the death of such participant, but in no event later than ten years from the date of grant of such Options or Rights. Following the death of any participant to whom Options were granted, the Committee may, as an alternative means of settlement of any Options, elect to pay the person to whom such Options were transferred by will or by the law of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the amount by which the market value per share of Common Stock on the date of exercise of such Option exceeds the exercise price of such Option, multiplied by the number of shares with respect to which such Option is properly exercised.

        General Terms and Conditions of Restricted Stock.    At the time of an award of restricted stock, the Committee will establish a restricted period of not less than six months during which such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If a participant ceases to maintain Continuous Service with the Corporation for any reason other than death, total or partial disability or normal or early retirement, unless the Committee has provided otherwise in the instrument evidencing such participant's restricted stock, all shares of restricted stock that are still covered by the restricted period will be forfeited and returned to the Corporation. If a participant ceases to maintain continuous service by reason of death, total or partial disability or normal or early retirement, a portion of shares of restricted stock that are still covered by the restricted period equal to the number of shares of restricted stock no longer subject to the restricted period will be free of restrictions and not forfeited. All other shares of restricted stock still subject to the restricted period will be forfeited.

        Change of Control.    If a participant is involuntarily terminated for whatever reason at any time within eighteen months after a change in control, unless the Committee has otherwise provided in the agreement granting the award, any restricted periods or vesting terms relating to outstanding awards will lapse upon termination and all awards will become fully vested. For purposes of the 2002 Stock Option Plan, "change of control" includes: (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 25% or more of the voting power for the election of directors; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets, contested election, or the combination of such events, wherein the persons who were the directors of the Corporation immediately prior to such events cease to constitute a majority of the Board of Directors following such events; or (iii) the stockholders of the Corporation approval of an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or a sale or other disposition of all or substantially all of the assets of the Corporation.

        Assignment and Transfers.    No award made under the 2002 Stock Option Plan and no right or interest of a participant under the 2002 Stock Option Plan in any instrument evidencing any award may be assigned, encumbered or transferred except by will or the laws of descent and distribution or, in the case of awards other than ISOs, pursuant to a qualified domestic relations order, as defined in the Code or under ERISA.

        Amendment or Termination of the Plan.    Generally, the Board of Directors may amend, suspend or terminate the 2002 Stock Option Plan at any time. The Board of Directors may not, without the approval of the stockholders, amend the 2002 Stock Option Plan in a manner that materially increases the aggregate number of shares of Common Stock subject to awards or materially changes the class of persons eligible to participate. Additionally, the Board of Directors may not amend, suspend or terminate the 2002 Stock Option Plan if such action will impair the rights of a participant in an award previously made, unless the Board of Directors obtains the consent of such participant.

Certain Federal Tax Consequences

        The grant of an Option or Right under the 2002 Stock Option Plan normally will not result in any federal income tax consequences to the participant or to the Corporation.

        Upon exercise of a non-statutory stock option, the participant recognizes ordinary compensation income on the difference between the exercise price and the fair market value of the stock on the date of exercise. Any gain or loss on the participant's subsequent disposition of the stock will receive capital gain or loss treatment.

        In the case of an ISO, the participant recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), provided that if the option is not exercised during employment or within three months (twelve months in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held such stock. If the participant does not dispose of the stock within two years after the ISO was granted, or within one year after exercise of the ISO, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the stock and the exercise price of the ISO. Failure to satisfy either of the above holding periods will result in ordinary compensation income in the year of disposition (a "disqualifying disposition") equal to the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the participant in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of adjustment in the year of exercise of an ISO for purposes of the participant's alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the ISOs are exercised.

        Upon exercise of Rights, the participant will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. The participant will recognize capital gain or loss upon the disposition of any stock received on exercise of a Right equal to the excess of the amount realized on such disposition over the ordinary income recognized upon exercise.

        The grant of restricted stock will subject the participant to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the stock on the date that the restrictions lapse. Any gain or loss on the participant's subsequent disposition of the stock will receive capital gain or loss treatment. Participant's receiving restricted stock may, within 30 days after issuance, make a "Section 83(b) election" to recognize as ordinary compensation income in the year that restricted stock is received the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock, in which case the participant recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

        The Corporation will be entitled to an income tax deduction in the same amount and at the same time as ordinary compensation income is recognized by a participant in the various situations described above, subject to the requirement of reasonableness, certain limitations imposed by Section 162(m) of the Code and the satisfaction of withholding obligations. The Corporation will not receive a deduction at the time of exercise of an ISO.

        Capital gain or loss is treated as long-term or short-term depending on whether stock is held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock). Capital gain income is not subject to tax withholding and the Corporation is not entitled to receive a tax deduction with respect to such income.

        The foregoing is only a summary of the federal income tax consequences of 2002 Stock Option Plan transactions, and is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete and does not discuss the tax laws of any municipality, state or foreign country to which a participant may be subject.

New Plan Benefit Information

        Any future benefits granted under the 2002 Stock Option Plan will be made at the discretion of the Committee and, accordingly, are not determinable at this time.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the 2002 Stock Option Plan.

EQUITY COMPENSATION PLANS

        The following table sets forth certain information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of June 30, 2002, including the 1991 Stock Option Plan and the 1996 Director Restricted Stock Plan. This table does not include any shares of Common Stock that may be issued under the 2002 Stock Option Plan if approved by the stockholders at the Meeting. The 1991 Stock Option Plan will expire on October 27, 2002. At such time, approximately 155,000 shares of Common Stock that are currently included in the table below in the column entitled "Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans" will also expire and will no longer be available for future issuance under the 1991 Stock Option Plan or otherwise.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Plan Compensation Plans Approved By Stockholders	283,919	$12.06	277,401
Equity Plan Compensation Plans Not Approved By Stockholders	N/A	N/A	N/A

Total	283,919	$12.06	277,401

PROPOSAL III—RATIFICATION OF THE APPOINTMENT OF AUDITORS

        The Board of Directors has renewed the Corporation's agreement for McGladrey & Pullen, LLP to be its auditors for the fiscal year ending June 30, 2003, subject to the ratification of the appointment by the Corporation's stockholders. A representative of McGladrey & Pullen, LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as the Corporation's auditors for the fiscal year ending June 30, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended June 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Gary Smith, Senior Vice President, did not timely file a Form 4 for a transaction occurring in August, 2001, but such Form 4 was subsequently filed.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than June 16, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Stockholders who intend to present a proposal at next year's Annual Meeting of Stockholders without including such proposal in the Corporation's proxy statement must provide the Corporation with notice of such proposal not less than 30 days prior to the date of next year's Annual Meeting of Stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

        The Corporation's Summary Annual Report and Annual Report on Form 10-K for the fiscal year ending June 30, 2002, including financial statements, is being mailed with this proxy statement to stockholders entitled to notice of the Meeting.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than the matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

        The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors and officers of the Corporation and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.

By Order of the Board of Directors,

PAMELA F. RUSSO Secretary

Sioux Falls, South Dakota
October 15, 2002

Appendix A

HF Financial Corp.

2002 Stock Option and Incentive Plan

        1.    Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed on a full-time basis will qualify as Incentive Stock Options. Options granted to persons who are not full-time employees will be Non-Qualified Stock Options.

        2.    Definitions.    The following definitions are applicable to the Plan:

          "Affiliate"—means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

          "Award"—means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof as provided in the Plan.

          "Code"—means the Internal Revenue Code of 1986, as amended.

          "Committee"—means the Committee as specified in Section 3 hereof, appointed by the Board of Directors to administer the Plan, or the Board of Directors if no Committee is appointed.

          "Continuous Service"—means the absence of any interruption or termination of service as a director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as a full-time employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

          "Corporation"—means HF Financial Corp., a Delaware corporation.

          "Employee"—means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

          "ERISA"—means the Employee Retirement Income Security Act.

          "Exchange Act"—means the Securities Exchange Act of 1934, as amended.

          "Exercise Price"—means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

          "Incentive Stock Option"—means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

          "Limited Stock Appreciation Right"—means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

          "Market Value"—means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Qualified Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

          "Option"—means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant"—means any officer, director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

          "Plan"—means the 2002 Stock Option and Incentive Plan of the Corporation.

          "Related"—means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

          "Restricted Period"—means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 11 hereof with respect to Restricted Stock awarded under the Plan.

          "Restricted Stock"—means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof; so long as such restrictions are in effect.

          "Right"—means a Limited Stock Appreciation Right or a Stock Appreciation Right.

          "Shares"—means the shares of common stock of the Corporation.

          "Stock Appreciation Right"—means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

        3.    Administration.    The Plan shall be administered by the Committee. If the entire Board of Directors is not serving as the Committee, the Committee appointed by the Board of Directors shall be comprised of not less than two members, all of whom shall be directors of the Corporation; provided, however, that any member who is not both a "Non-employee Director" within the meaning of Rule 16b-3 of the Exchange Act and an "Outside Director" within the meaning of Code Section 162(m) shall not serve as a Committee member for purposes of this Plan. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate its authority under (i)-(iv) above to one or more officers of the Corporation.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        4.    Participation in Committee Awards.    The Committee may select from time to time Participants in the Plan from those officers, employees and directors of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

        5.    Shares Subject to Plan.    Subject to adjustment by the operation of Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is Seven Hundred Fifty Thousand (750,000) Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

        6.    General Terms and Conditions of Options and Rights.    The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant. No person will be eligible to receive grants of Options or Rights covering more than Fifty Thousand (50,000) Shares in any calendar year under this Plan pursuant to the grant of Options or Rights hereunder.

        7.    Exercise of Options or Rights.

          (a)  An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

          (b)  To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations (provided that the Shares which are delivered must have been held by the Participant for at least six months prior to their delivery to satisfy the Exercise Price), or (B) a combination of cash and such Shares.

          (c)  If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

          (d)  In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes or the Plan.

        8.    Incentive Stock Options.    Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

        9.    Stock Appreciation Rights.    A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

        10.    Limited Stock Appreciation Rights.    At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

        A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

        For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

        11.    Terms and Conditions of Restricted Stock.    The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (c) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11.

          (a)  At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period of not less than six months during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 11 and Section 12 hereof the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b)  Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this Section 11, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11, as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

          (c)  Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2002 Stock Option and Incentive Plan of HF Financial Corp. and an Agreement entered into between the registered owner and HF Financial Corp. Copies of such Plan and Agreement are on file in the offices of the Secretary of HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota 57104."

          (d)  At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

          (e)  At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or (ii) the forfeiture of such shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

          (f)    At the expiration of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

        12.    Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan, the number and class of shares with respect to which Awards theretofore have been granted under the Plan and the annual limit on the grant of Options or Rights to an individual as described in Section 6 shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

        13.    Effect of Merger on Options, Rights and Restricted Stock.    In the event of any merger, combination or consolidation of the Corporation (other than a merger, combination or consolidation in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the agreement governing such transaction must provide for (i) continuation of the outstanding Options and Rights by the Corporation, if the Corporation is a surviving corporation, (ii) the assumption of the outstanding Options and Rights by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own options or rights for the outstanding Options and Rights, or (iv) full exercisability or vesting and accelerated expiration of the outstanding Options and Rights or settlement of the full value of the outstanding Options or Rights in cash or cash equivalents followed by cancellation of the Options and Rights. Unless the Committee shall have provided otherwise in the agreement referred to in paragraph (d) of Section 11 hereof, in the event of any such merger, combination or consolidation any Restricted Period shall lapse with respect to Shares of Restricted Stock, all such Shares shall be fully vested in the Participants to whom such Shares were awarded, and the holders of such Shares shall be eligible to receive in respect thereof the full amount receivable per Share in such merger, combination or consolidation.

        14.    Effect of Change in Control.    Each of the events specified in the following clauses (i) through (iii) of this Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If the Continuous Service of any Participant of the Corporation or any Affiliate is involuntarily terminated for whatever reason, at any time within eighteen months after a change in control, unless the Committee shall have otherwise provided in the agreement granting the Award, any Restricted Period or vesting terms with respect to outstanding Awards theretofore awarded to such Participant shall lapse upon such termination and all Awards granted to such Participant shall become fully vested.

        15.    Assignments and Transfers.    No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or, in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder.

        16.    Employee Rights Under the Plan.    No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        17.    Delivery and Registration of Stock.    The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        This Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

        18.    Withholding Tax.    Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the minimum amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

        The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the minimum amount required to be withheld.

        The Corporation, in its discretion, may also permit Participant to satisfy Participant's withholding obligations hereunder by surrendering Shares which the Participant already owns and which have been held for more than six months.

        19.    Amendment or Termination.    The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall materially (i) increase the aggregate number of Shares with respect to which Awards may be made under the Plan, or (ii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

        20.    Effective Date and Term of Plan.    The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to the approval of the Plan by vote of the holders of a majority of the Shares present in person or by proxy at a stockholders meeting where at least a majority of the Shares entitled to vote are present in person or by proxy. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.

REVOCABLE PROXY CARD

HF FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 20, 2002

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints, Robert L. Hanson, JoEllen G. Koerner, Wm. G. Pederson and Steven R. Sershen each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on November 20, 2002, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota at 2:00 p.m., Sioux Falls, South Dakota time, and at any and all adjournments thereof, as specified on the reverse side of this proxy.

        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND THE RATIFICATION OF THE 2002 STOCK OPTION AND INCENTIVE PLAN AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on reverse side)

Please mark your votes as indicated in this example	☒

        The Board of Directors recommends a vote "FOR" the election of the nominees listed below, the ratification of the 2002 stock option and incentive plan, and the appointment of McGladrey & Pullen, LLP.

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
I. To elect as directors of all nominees listed.		☐	☐	II.	To ratify the adoption of the Corporation's 2002 Stock Option and Incentive Plan.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.				III.	To ratify the appointment of McGladrey & Pullen, LLP as auditors of the Corporation for the fiscal year ending June 30, 2003.	☐	☐	☐
01 Curtis L. Hage	02 Jeffrey G. Parker	03 Thomas L. VanWyhe
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this Proxy, Notice of the Annual Meeting, a Proxy Statement dated October 15, 2002, and the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.
Signatures(s)	Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on November 20, 2002
PROXY STATEMENT
PROPOSAL I—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL II—RATIFICATION OF THE 2002 STOCK OPTION PLAN
EQUITY COMPENSATION PLANS
PROPOSAL III—RATIFICATION OF THE APPOINTMENT OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
Appendix A
HF Financial Corp. 2002 Stock Option and Incentive Plan